                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the Registrant  / /
Filed by a party other than the Registrant / /

Check the appropriate box:
/x/  Preliminary Proxy Statement      / /   Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14A-6(e)(2))
/ /    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            INTRANET SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5) Total fee paid:
--------------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3) Filing Party:
--------------------------------------------------------------------------------
     (4) Date Filed:
--------------------------------------------------------------------------------
115287

                            INTRANET SOLUTIONS, INC.
                        9625 West 76th Street, Suite 150
                         Eden Prairie, Minnesota 55344



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of IntraNet Solutions, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of Shareholders of IntraNet Solutions, Inc. (the "Company") will be held on June 19, 1997 at 9:00 a.m. at its executive offices, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344, and at any adjournments thereof, to consider and act upon the following matter:

1. To approve an amendment to the Amended and Restated Articles of Incorporation to increase the number and nature of authorized shares from 12,500,000 shares of common stock, $.01 par value, to 25,000,000 shares of undesignated capital stock.

     The Board of Directors has fixed the close of business on June 4, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof. The accompanying Proxy Statement forms a part of this Notice.

     You are cordially invited to attend the meeting. A proxy for the meeting is enclosed herewith. Even if you plan to attend the meeting, we urge you to complete, sign, and date the proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.


                                     By Order of the Board of Directors

                                     INTRANET SOLUTIONS, INC.

                                     Jeffrey J. Sjobeck
                                     Chief Financial Officer and Secretary


June 9, 1997

                                PROXY STATEMENT

                                       of

                            INTRANET SOLUTIONS, INC.
                        9625 West 76th Street, Suite 150
                         Eden Prairie, Minnesota 55344

                           _________________________

                                PROXY STATEMENT
                           _________________________


                   Special Meeting of Shareholders to be Held
                                 June 19, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IntraNet Solutions, Inc. (the "Company") to be used at the Special Meeting of Shareholders of the Company to be held June 19, 1997. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was June 9, 1997. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on June 4, 1997 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.


                   PROPOSAL TO AMEND THE AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

     The Company currently is authorized to issue 12,500,000 shares of Common stock, $.01 par value. The Board of Directors has unanimously approved, and recommends to the shareholders, an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") which would modify the Company's authorized capital in the two respects discussed below.

Increase in Authorized Capital

     The Board believes that an increase in the authorized capital of the Company to 25,000,000 shares would give the Company greater flexibility in raising additional capital by making 12,500,000 additional shares available for issuance by the Company, without further action by its shareholders, in such transaction or transactions as the Board of Directors may approve, whether in public or private offers, as stock splits or dividends or otherwise, at such a time or times as the Board of Directors may approve, whether prior to (subject to the approval by the Company's shareholders, and the taking effect, of such proposed amendment as described below) or after the meeting. Because shareholders do not have preemptive rights under the Amended and Restated Articles of Incorporation, the rights of existing shareholders may (depending on the particular circumstances in which additional common stock is issued) be diluted by any such issuance. Although the Company is unaware of any specific effort to obtain control of the Company, the increased authorized shares could be used to make an attempt to effect a merger or other change in control more difficult and less likely or to dilute the interest of a party attempting to obtain control of the Company.

Change in Authorized Capital Stock from Common Stock to Undesignated Stock

     In addition to increasing the authorized capital, the amendment to the Articles would change the Company's authorized capital stock from the current common stock, $.01 par value, to undesignated shares. This change would enable the Board of Directors to issue additional shares without further action by shareholders and to designate the terms of such shares, including dividend rates, voting rights, and redemption prices. Preemptive rights of shareholders are not permitted under the Amended and Restated Articles of Incorporation.

     The Board of Directors considers reclassification of the authorized capital to undesignated shares to be in the best interests of the Company because it will give the Company greater flexibility to raise additional capital in public or private transactions, whether through additional common stock or one or more classes of preferred stock. The rights of existing shareholders may be impaired if the Company were to issue a class of preferred stock with dividend or liquidation rights superior to those of holders of common stock.

     The resolutions of the Board of Directors setting forth the proposed amendment are attached as Exhibit A.

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of common stock of the Company present and entitled to vote on the proposed amendment or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required to approve the proposed amendment. A shareholder who abstains with respect to the proposed amendment is considered to be present and entitled to vote at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote on the proposed amendment shall not be considered present and entitled to vote on the proposed amendment. All shares represented by proxies will be voted FOR approval of the proposed amendment unless a contrary choice is specified. As soon as practicable after such vote has been taken and certified, the amendment will be filed with the Secretary of State of Minnesota and will thereupon become effective.

     Robert F. Olson, the President and Chief Executive Officer of the Company, owns 3,946,299 shares of common stock of the Company and intends to vote those shares in favor of the proposed amendment, thus ensuring its passage.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Appraisal or Dissenters' Rights

     Shareholders of the Company are not entitled to appraisal or dissenter's rights pursuant to Section 302A.471 of the Minnesota Business Corporation Act by virtue of the proposed amendment to the Company's Amended and Restated Articles of Incorporation.


                         CONTEMPLATED PRIVATE PLACEMENT
                                 OF SECURITIES

     The Company is currently engaged in negotiations with a number of parties with a view to the private placement of equity or debt securities of the Company. As of the date hereof, the terms of such financing are still undetermined and no assurances can be made that the negotiations will be successfully concluded. The Company intends to utilize the net proceeds, if any, for working capital, to expand existing sales and marketing programs, repay indebtedness, and continue research and development.

     Since there were _______ shares of common stock issued or reserved for issuance as of June 4, 1997, if the proposed amendment is not approved the Company would be unable to proceed with the proposed private placement of convertible preferred stock. The common stock is traded on the Nasdaq Small Cap Market under the symbol INRS.


                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Company currently has one outstanding class of voting securities, common stock, $0.01 par value, of which ________ shares were outstanding as of the close of business on June 4, 1997 and ________ shares were reserved for issuance. Except where otherwise indicated, all share amounts reflected herein give effect to a 1-for-4 reverse stock split effective for shareholders of record on October 31, 1996.

     Each share of common stock is entitled to one vote on all matters put to a vote of shareholders. Under the Amended and Restated Articles of Incorporation shareholders may, by a majority vote of all shares issued, outstanding and entitled to vote, (i) authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of the property and assets of the Company upon terms and conditions determined by the Board of Directors,
(ii) amend the Amended and Restated Articles of Incorporation for any lawful purpose, and in the event that any such amendment adversely affects the rights of holders of shares of different classes, the affirmative vote of a majority of each such class shall be sufficient to adopt the amendment, and (iii) adopt and approve an agreement of merger or consolidation presented to them by the Board of Directors.

     The following table sets forth as of June 4, 1997 certain information regarding the beneficial ownership of shares of common stock by each director, executive officer, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.


                NAME AND ADDRESS            AMOUNT AND NATURE OF     PERCENT
              OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP     OF CLASS
              -------------------           --------------------     --------

      Henry Fong (1)
       7315 E. Peakview Avenue
       Englewood, Colorado ...............      799,628               10.5%
      Equitex, Inc. (1)
       7315 E. Peakview Avenue
       Englewood,Colorado ................      636,011                8.5%
      Robert F. Olson (2) ................    4,105,918               53.5%
      David D. Koentopf (3) ..............       48,263                *
      Ronald E. Eibensteiner (4) .........      188,571                2.6%
      James Sippl (5) ....................       30,000                *
      Jeffrey J. Sjobeck (6) .............       16,144                *

      All directors and executive officers
       as a group (five persons) (7) .....    5,178,524               66.3%

______________
* Less than 1%.

(1) Mr. Fong, who owns no shares in his own name, may be, through his control of certain entities, as described below, deemed to be a beneficial owner of shares held by such entities. The shares of such entities are, therefore, duplicated in the table above, and include 72,500 shares of common stock subject to warrants exercisable within 60 days. Mr. Fong is President and a Director of Equitex, Inc., President and Chairman of Roadmaster Industries, Inc. and Chairman of California Pro Sports, Inc. California Pro

     Sports, Inc. owns 55,965 shares, Equitex, Inc. owns 636,011 shares, and Roadmaster Industries, Inc., directly or indirectly through its subsidiary Roadmaster Corporation, owns 35,152 shares. Other portfolio companies of Equitex, Inc. own a total of 13,486 shares. Mr. Fong disclaims direct and indirect beneficial ownership of all such shares.

(2)  The address of such person is 9625 W. 76th Street, Suite 150,
     Minneapolis, Minnesota 55344. Includes 109,619 shares of common stock subject to currently exercisable warrants and 50,000 shares of common stock issuable upon exercise of warrants owned by Mr. Olson's spouse. Mr. Olson disclaims beneficial ownership of securities held by his wife.

(3) Includes 11,034 shares of common stock subject to currently exercisable options and warrants.

(4) Includes 171,499 shares of common stock and 17,072 shares issuable upon exercise of warrants owned by Wyncrest Capital, Inc., an investment fund controlled by Mr. Eibensteiner. Also includes 10,000 shares of common stock issuable upon exercise of options held by Mr. Eibensteiner.

(5)  Includes 30,000 shares issuable upon exercise of warrants.

(6) Includes 16,144 shares of common stock subject to currently exercisable stock options.

(7) Includes 270,225 shares of common stock subject to currently exercisable warrants and 46,164 shares of common stock subject to currently exercisable options. Also includes shares that may be deemed to be owned by Mr. Henry Fong through his control of certain entities, as to which he disclaims beneficial ownership (see note 1 above) and shares that may be deemed to be owned by Mr. Robert Olson through his spouse, as to which he disclaims beneficial ownership (see note 2 above).

     The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.


                           PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company at its executive offices, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344, on or before March 21, 1998 and otherwise have complied with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail but officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter. The Company is not engaging any proxy solicitation firm to assist it in the solicitation of proxies.

     The Minnesota Business Corporation Act does not permit the Board of Directors to present any other matter not referred to above to the Special Meeting.


                                     By Order of the Board of Directors

                                     INTRANET SOLUTIONS, INC.

                                     Jeffrey J. Sjobeck
                                     Chief Financial Officer and Secretary

                            INTRANET SOLUTIONS, INC.
           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - JUNE 19, 1997

     The undersigned, a shareholder of IntraNet Solutions, Inc., hereby appoints Robert F. Olson and Jeffrey J. Sjobeck, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of Shareholders of IntraNet Solutions, Inc. to be held on June 19, 1997 at 9:00 a.m. at its executive offices, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

     (1) To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number and change the designation of shares of capital stock reserved for issuance thereunder from 12,500,000 shares of common stock, $.01 par value, to 25,000,000 undesignated shares of capital stock.


     FOR / /          AGAINST / /          ABSTAIN / /


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
     AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

        (Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)

                          (Continued from other side)

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Special Meeting of Shareholders.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR amendment of the Amended and Restated Articles of Incorporation.

Dated _________________________, 1997


                                               X ____________________________

                                               X ____________________________


(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)

                                                                       EXHIBIT A

                           RESOLUTIONS ADOPTED BY THE
                             BOARD OF DIRECTORS OF
                            INTRANET SOLUTIONS, INC.

                       AMENDMENT TO AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION;
                        SPECIAL MEETING OF SHAREHOLDERS

RESOLVED, that the Amended and Restated Articles of Incorporation of the Company be amended by deleting the language set forth in Article III thereof and replacing such language with the following:

                                  ARTICLE III.

A. The Corporation is authorized to issue twenty five million (25,000,000) shares of capital stock, having a par value of one cent ($.01) per share in the case of common stock and having a par value as determined by the Board of Directors in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of the State of Minnesota.

B. In addition to any and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of the Corporation's outstanding shares.

C. The Board of Directors shall also have the authority to issue rights to convert any of the Corporation's securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.

RESOLVED, that the proposed amendment to the Company's Amended and Restated Articles of Incorporation be submitted to the shareholders of the Company for their approval at a Special Meeting of Shareholders to be held at 9:00 a.m. on June 19, 1997 at the executive offices of the Company, and that the record date for shareholders entitled to notice of and to vote at such meeting be June 4, 1997.



                                     A-1